UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5857 Owens Avenue, Suite 300, Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

(760) 452-8111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QLGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 4, 2025, Qualigen Therapeutics, Inc. (the “Company”) received a written decision (the “Decision Letter”) from the Nasdaq Hearings Panel (the “Panel”) in response to the Company’s August 19, 2025 update and request for a compliance determination with respect to the Panel’s July 24, 2025 decision, as amended.

As previously disclosed, on July 24, 2025, the Panel granted the Company an exception to remain listed on The Nasdaq Capital Market, conditioned on demonstrating compliance with Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”), which requires companies to maintain stockholders’ equity of at least $2.5 million, by July 28, 2025. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025 reported stockholders’ equity of approximately negative $1.6 million, and accordingly the Company did not evidence compliance by the required deadline.

As reported in a Current Report on Form 8-K filed on July 28, 2025, the Company closed a private placement of its Series A-3 Preferred Stock on that date, generating net proceeds of approximately $4.3 million. The Company believes this financing materially improved its stockholders’ equity position.

As reported in a Current Report on Form 8-K filed on August 27, 2025, on August 21, 2025 the Company, as lender, entered into an amended and restated promissory note with Marizyme, Inc., as borrower. The amendment reduced the portion of Marizyme’s assets pledged as collateral for the note from 20% to 5%, which resulted in a positive adjustment to the Company’s stockholders’ equity of more than $600,000.

The Panel noted that although the Company may have carried out transactions that increased stockholders’ equity above the minimum requirement, such actions could not be considered for purposes of demonstrating the Company’s compliance with the Equity Rule as of the July 28, 2025 deadline. However, the Panel granted the Company a final exception to demonstrate compliance with the Equity Rule upon the filing of its Quarterly Report on Form 10-Q for the quarter ending September 30, 2025, which must be filed no later than November 15, 2025. Should the Company fail to demonstrate compliance upon filing that report, the Panel stated that no additional time would be granted.

The Panel also noted that the Company is now current in its SEC reporting obligations and has regained compliance with Nasdaq Listing Rule 5250(c)(1) (the “Periodic Filing Rule”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: September 8, 2025	By:	/s/ Kevin Richardson II
	Name:	Kevin Richardson II
	Title:	Interim Chief Executive Officer